Exhibit 10.1

Execution Version

Amendment #12 to Amended and Restated Agreement For Research & Development Alliance on Triex Module Technology

This Amendment #12 to the Amended and Restated Agreement For Research & Development Alliance on Triex Module Technology (“Agreement”) is by and among THE RESEARCH FOUNDATION FOR THE STATE UNIVERSITY OF NEW YORK (“FOUNDATION”), a non-profit educational corporation existing under the laws of the State of New York, having an office located at 257 Fuller Road, Albany, New York 12203, on behalf of the Colleges of Nanoscale Science and Engineering of the State University of New York Polytechnic Institute; SILEVO, LLC (as successor in interest of SILEVO INC.) (“SILEVO”), a Delaware limited liability company with offices at 47700 Kato Road, Fremont, California 94538; and TESLA ENERGY OPERATIONS, INC. (“TEO”), a Delaware corporation with offices at 47700 Kato Road, Fremont, California 94538. FOUNDATION, SILEVO and TEO are each referred to hereinsometimes individually as a “Party” or, collectively, as “Parties.”

Once executed by both Parties, this Amendment will be effective as of May 1, 2021. The Agreement is hereby amended solely as expressly provided in this Amendment, and nothing in the Agreement is amended by implication. Capitalized terms used but not defined in this Amendment have the same meanings as in the Agreement.

1. Amendment to Agreement § 4.1(i)

The beginning of the first sentence to § 4.1(i) of the Agreement is amended to replace this text:

On or prior to May 31 of each year (the “Reporting Date”) during the term of the Agreement ….

with the following text:

On or prior to February 1 of each year (the “Reporting Date”) during the term of the Agreement ….

2. Pursuant to an extension granted by ESD on or about April 22, 2021 to the required job and investment milestones required pursuant the Agreement as a result of the COVID-19 outbreak, the employment and investment commitments contained in Exhibit G are hereby deferred to the end of the year. As such, and notwithstanding anything contained in this Agreement to the contrary, the Parties agree that the Second Anniversary Milestone contained in Section 4.4 of the Agreement, as amended, and Exhibit G shall be December 31, 2021. Each subsequent Anniversary Date shall be extended accordingly to December 31 of the corresponding year.

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Signatures

Each undersigned party executes this Amendment by causing its duly authorized representative to sign below.

The Research Foundation for the State University of New York

By: /s/ Scott Bateman

Printed: Scott Bateman

Title: RF Operations Manager

Date: 8/26/2021

Tesla Energy Operations, Inc.

By: /s/ Yaron Klein

Printed: Yaron Klein

Title: Treasurer

Date: 8/27/2021

Silevo, LLC

By: /s/ Emmanuelle Stewart

Printed: Emmanuelle Stewart

Title: Secretary

Date: 8/26/2021